Exhibit 10.1












                          AGREEMENT AND PLAN OF MERGER

                                      among


                           DORCHESTER MINERALS, L.P.,



                       DORCHESTER MINERALS ACQUISITION LP



                                       and



                          BRADLEY ROYALTY PARTNERS, LLC



                               September 24, 2004


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                                TABLE OF CONTENTS




ARTICLE 1 THE MERGER...........................................................1

         1.1      Merger; Effective Time of the Merger.........................1
         1.2      Closing......................................................1
         1.3      Effects of the Merger........................................2
         1.4      Surviving Entity.............................................2
         1.5      Merger Consideration and Conversion of Securities............2
         1.6      Exchange Agent; Payment......................................2
         1.7      Dissenting Members...........................................3
         1.8      Tax Consequences.............................................4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP....................4

         2.1      Organization.................................................4
         2.2      Governing Documents..........................................4
         2.3      Capitalization of the Partnership............................4
         2.4      Authority Relative to This Agreement.........................5
         2.5      Noncontravention.............................................6
         2.6      Governmental Approvals.......................................6
         2.7      Financial Statements.........................................6
         2.8      Absence of Undisclosed Liabilities...........................7
         2.9      Absence of Certain Changes...................................7
         2.10     Compliance With Laws.........................................7
         2.11     Brokerage Fees...............................................8
         2.12     Listing......................................................8
         2.13     SEC Filings..................................................8
         2.14     Ownership....................................................8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BRADLEY............................9

         3.1      Organization and Existence...................................9
         3.2      Authority Relative to This Agreement.........................9
         3.3      Noncontravention.............................................9
         3.4      Governmental Approvals......................................10
         3.5      Capitalization..............................................10
         3.6      Title to Properties.........................................10
         3.7      Financial Statements........................................11
         3.8      Absence of Undisclosed Liabilities..........................11
         3.9      Absence of Certain Changes..................................11
         3.10     Tax Matters.................................................12
         3.11     Compliance with Laws........................................12
         3.12     Legal Proceedings...........................................12
         3.13     Permits.....................................................13
         3.14     Environmental Matters.......................................13
         3.15     Revenue and Expense Information; Records....................13
         3.16     Commitments.................................................13
         3.17     No Alienation...............................................14
         3.18     Make-Up Rights..............................................14
         3.19     Imbalance...................................................14
         3.20     Preferential Rights and Consents to Assign..................14
         3.21     No Participating Minerals...................................14
         3.22     Brokerage Fees..............................................14
         3.23     Investment Intent...........................................15
         3.24     Disclosure..................................................15
         3.25     Insurance...................................................15
         3.26     Employees...................................................15
         3.27     Agreements, Contracts and Commitments.......................15

ARTICLE 4 CONDUCT OF BRADLEY PENDING MERGER; CERTAIN ACTIONS
           RELATING TO CLOSING................................................16

         4.1      Conduct and Preservation of Business of Bradley.............16
         4.2      Restrictions on Certain Actions of Bradley..................16

ARTICLE 5 ADDITIONAL AGREEMENTS...............................................18

         5.1      Access to Information; Confidentiality......................18
         5.2      Notification of Certain Matters.............................19
         5.3      Reasonable Best Efforts.....................................19
         5.4      Public Announcements........................................19
         5.5      Amendment of Schedules......................................20
         5.6      Fees and Expenses...........................................20
         5.7      Tax Reporting...............................................20
         5.8      Listing of Units............................................21
         5.9      Post-Closing Assurances and Access to Records...............21
         5.10     Management Contract.........................................21
         5.11     Bradley Members.............................................21

ARTICLE 6 CONDITIONS..........................................................22

         6.1      Conditions to Obligations of the Parties....................22
         6.2      Conditions to Obligation of Bradley.........................22
         6.3      Conditions to Obligation of the Partnership and Sub.........23

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER...................................24

         7.1      Termination.................................................24
         7.2      Effect of Termination.......................................25
         7.3      Amendment...................................................25
         7.4      Waiver......................................................25

ARTICLE 8 SURVIVAL MATTERS....................................................26

         8.1      Survival of Representations and Warranties..................26
                                       ii
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ARTICLE 9 MISCELLANEOUS.......................................................26

         9.1      Notices.....................................................26
         9.2      Entire Agreement............................................27
         9.3      Binding Effect; Assignment; Third Party Benefit.............28
         9.4      Severability................................................28
         9.5      Governing Law; Consent to Jurisdiction......................28
         9.6      Descriptive Headings........................................28
         9.7      Disclosure..................................................28
         9.8      Gender......................................................29
         9.9      References..................................................29
         9.10     Counterparts................................................29
         9.11     Injunctive Relief...........................................29

ARTICLE 10 DEFINITIONS........................................................30

         10.1     Certain Defined Terms.......................................30
         10.2     Certain Additional Defined Terms............................34




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

                         INDEX TO EXHIBITS AND SCHEDULES

Exhibits
Exhibit 3.23                  Investor Questionnaire
Exhibit 6.2(f)                Registration Rights Agreement


Schedules
                              Partnership Schedules
Schedule 2.3(c)               Capitalization
Schedule 2.5                  Noncontravention
Schedule 2.7                  Financial Statements
Schedule 2.8                  Absence of Undisclosed Liabilities
Schedule 2.9                  Absence of Certain Changes
Schedule 2.10                 Compliance With Laws

                              Bradley Schedules
Schedule A                    Properties
Schedule 3.3                  Noncontravention
Schedule 3.4                  Governmental Approvals
Schedule 3.5                  Capitalization
Schedule 3.6                  Encumbrances
Schedule 3.7                  Financial Statements
Schedule 3.8                  Absence of Undisclosed Liabilities
Schedule 3.9                  Absence of Certain Changes
Schedule 3.10                 Tax Matters
Schedule 3.11                 Compliance With Laws
Schedule 3.12                 Legal Proceedings
Schedule 3.13                 Permits
Schedule 3.14                 Environmental Matters
Schedule 3.15                 Revenue and Expense Information
Schedule 3.26                 Employee Benefit Plans
Schedule 3.27                 Agreements, Contracts and Commitments

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of September 24, 2004, and effective as of the Effective Time (as hereinafter defined), among Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), Dorchester Minerals Acquisition LP, an Oklahoma limited partnership ("Sub") and Bradley Royalty Partners, LLC, a Florida limited liability company ("Bradley").

                              W I T N E S S E T H:

     WHEREAS, management of each of Bradley, the Partnership and Sub have determined to engage in a business combination, whereby Bradley shall be merged with and into Sub (the "Merger").

     WHEREAS, subject to the approval of the members of Bradley, and further subject to the terms and conditions set forth herein, management of each of the parties hereto has determined to enter into the Merger in accordance with this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1. Merger; Effective Time of the Merger.

     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Bradley shall be merged with and into Sub in accordance with the Oklahoma Revised Uniform Limited Partnership Act (the "ORLPA") and the Florida Limited Liability Company Act ("FLLCA"), and Sub shall continue its existence as the surviving entity in the Merger (the "Surviving Entity"). At the closing of the Merger (the "Closing"), certificates of merger, prepared and executed in accordance with the relevant provisions of the ORLPA and the FLLCA, with respect to the Merger (the "Certificates of Merger") shall be filed with the Oklahoma Secretary of State and the Florida Secretary of State. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Oklahoma Secretary of State or at such later time on the day of the Closing as is specified in the Certificates of Merger pursuant to the mutual agreement of the Partnership and Bradley (the "Effective Time").

    1.2 Closing.

     The Closing shall take place (i) at the offices of Thompson & Knight L.L.P., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, at 9:00 a.m., local time, on the day which is five (5) consecutive Business Days after the day on which the last of the conditions to the obligations of the parties set forth in Article 6 is fulfilled or waived (subject to Applicable Law) or is capable of being fulfilled at the Closing, or (ii) at such other time or place or on such other date as the parties hereto shall agree; provided, however, that the parties shall use their

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reasonable best efforts to cause the closing to occur prior to or on September
30, 2004. The date on which the Closing is required to take place is herein referred to as the "Closing Date."

     1.3 Effects of the Merger.

     The Merger shall have the effects specified in the ORLPA and FLLCA, each as amended. This Agreement shall constitute a plan of merger with respect to the Merger.

     1.4 Surviving Entity.

     The Certificate of Limited Partnership of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Limited Partnership of the Surviving Entity, until thereafter amended in accordance with the terms and as provided by the ORLPA. The Agreement of Limited Partnership of Sub shall be the limited partnership agreement of the Surviving Entity, until thereafter amended in accordance with its terms and as provided by the ORLPA. The general partner of the Surviving Entity is Dorchester Minerals Acquisition GP, Inc. and its address is 3738 Oak Lawn Avenue, Dallas, Texas 75219.

     1.5 Merger Consideration and Conversion of Securities.

     At the Effective Time, by virtue of the Merger and without any action on the part of the Partnership, Sub, Bradley or any holder of the following interests, the membership interests in Bradley shall be converted into and become an aggregate number of Common Units equal to 1,200,000 Common Units (the "Merger Consideration"). Each member of Bradley at the Effective Time shall receive a proportionate share of such Common Units, in the same respective percentages as the membership interests of such member bears to the aggregate membership interests of all of the members of Bradley. For the purposes of the preceding sentence, "membership interests" shall have the meaning assigned to such term in the Regulations of Bradley Royalty Partners, L.L.C. dated as of January 1, 1999, as amended, and in effect immediately prior to the Effective Time, and shall be determined as of immediately prior to the Effective Time. All membership interests in Bradley (the "Converted Securities"), when converted as provided herein, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

     1.6 Exchange Agent; Payment.

     (a) Prior to the Closing Date, the Partnership shall designate EquiServe Trust Company, N.A. (the "Exchange Agent") for the purpose of payment of the Merger Consideration.

     (b) As soon as practicable after the Effective Time, the Partnership will make available to the Exchange Agent, for the benefit of the members of Bradley, for exchange in accordance with Section 1.6, certificates representing the number of whole Common Units issuable pursuant to Section 1.5 in exchange for the Converted Securities. Promptly after the Effective Time, the Partnership will send, or will cause the Exchange Agent to send, to each member of Bradley at the Effective Time (i) a certificate representing that number of whole Common Units that such member has a right to

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

 receive pursuant to the provisions of this Article 1 and (ii) a Transfer Application for use in admission of such members as limited partners in the Partnership.

     (c) Each holder of Converted Securities that have been converted into the Merger Consideration, upon delivery to the Partnership of a properly completed Transfer Application, will be admitted into the Partnership as a limited partner in accordance with the Partnership Agreement. Prior to such time, each such party shall have the rights of an "Assignee" under the Partnership Agreement.

     (d) All Common Units issued as Merger Consideration in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged Converted Securities.

     (e) None of the Partnership, Sub, Bradley, their general partners, their managers or their transfer agents shall be liable to a member of Bradley for any amount paid in good faith to a public official pursuant to applicable property, escheat or similar laws.

     (f) No certificates or scrip evidencing fractional Common Units shall be issued upon the Merger, and such fractional interests shall not entitle the owner thereof to any rights of a limited partner of the Partnership. In lieu of fractional interests, each member of Bradley shall receive a number of Common Units rounded to the nearest whole Common Unit, with half Common Units being rounded up to the nearest whole Common Unit.

     (g) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Entity all cash, certificates and other documents and instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Converted Security shall (subject to applicable abandoned property, escheat, and similar laws) look only to the Surviving Entity for payment of the applicable Merger Consideration, but such holder shall have no greater rights against the Surviving Entity than may be accorded to general creditors of the Surviving Entity under Applicable Law.

     1.7 Dissenting Members.

     Notwithstanding anything in this Agreement to the contrary, in the event that dissenters' rights are available in connection with the Merger pursuant to the FLLCA, each membership interest of Bradley immediately prior to the Effective Time and held by a member who has not voted in favor of the Merger and this Agreement and who complies with all of the relevant provisions of the FLLCA for the exercise of dissenters' rights shall not be convertible into or exchangeable for the right to receive the Merger Consideration. If such member fails to perfect or effectively withdraws or loses such dissenters' rights, such holder's membership interests shall thereupon be deemed to have been converted into and exchangeable for the right to receive, as of the Effective Time, the Merger Consideration.

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

     1.8 Tax Consequences.

     Bradley, the Partnership, and Sub agree that for federal income tax purposes the Merger will be treated as a contribution of all of Bradley's assets and liabilities to the Partnership in exchange for the Merger Consideration, followed by a liquidating distribution of the Merger Consideration to the members of Bradley. Bradley will terminate under Section 708 of the Code as a result of the liquidating distribution.

                                   ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

            The Partnership represents and warrants to Bradley that:

     2.1 Organization.

     The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Partnership has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. The Partnership is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

     2.2 Governing Documents.

     The Partnership Agreement has been, and prior to the Closing the Partnership Agreement will be, duly authorized, executed and delivered by the Partnership and is, and will be, a valid and legally binding agreement, enforceable against the Partnership in accordance with its terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3 Capitalization of the Partnership.

     (a) All of the outstanding Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and the Partnership Financial Statements, were issued and held as described therein. Dorchester Minerals Management LP (the "Partnership GP"), a Delaware limited partnership, is the sole general partner of the Partnership. On the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 27,040,431 Common Units.

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     (b) The Common Units to be issued pursuant to this Agreement (and the limited partner interests represented thereby), will be duly authorized in accordance with the Partnership Agreement, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.

     (c) Except for the Common Units to be issued pursuant to this Agreement, as described in the Partnership Agreement or as set forth on Schedule 2.3(c), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Partnership Agreement or any other agreement or instrument to which the Partnership is a party or by which it may be bound. Neither the offering nor the sale of the Common Units, as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. Except for the Common Units to be issued pursuant to this Agreement or as described in the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or other securities of the Partnership are outstanding.

     (d) The Common Units when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Partnership Agreement. The Partnership has all requisite power and authority to issue, sell and deliver the Common Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. As of the Closing Date, all partnership action for the authorization, issuance, sale and delivery of the Common Units shall have been validly taken, and no other authorization by any of such parties is required therefore.

     2.4 Authority Relative to This Agreement.

     The Partnership and Sub have full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Partnership and Sub of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly authorized by the Partnership GP (for itself in its capacity as the general partner of Partnership, for itself or on behalf of Sub), and no other partnership proceedings on the part of the Partnership and Sub are necessary to authorize the execution, delivery and performance by the Partnership and Sub of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and Sub and constitutes, and each other agreement, instrument or document executed or to be executed by the Partnership and Sub in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Partnership or Sub and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Partnership or Sub enforceable against the Partnership or Sub in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles

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

which may limit the availability of certain equitable remedies (such as specific performance) in certain instances

     2.5 Noncontravention.

     Except as otherwise indicated on Schedule 2.5, the execution, delivery and performance by the Partnership or the Sub of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Partnership Agreement or the certificate of limited partnership of the Partnership, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Partnership or Sub is a party or by which the Partnership or Sub or any of their properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Partnership or Sub or (iv) assuming compliance with the matters referred to in Section 2.6, violate any Applicable Law binding upon the Partnership or Sub, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership or Sub.

     2.6 Governmental Approvals.

     To the Knowledge of the Partnership, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Partnership or Sub in connection with the execution, delivery or performance by the Partnership of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable federal or state securities or takeover laws, (ii) filings of the Certificates of Merger and filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

     2.7 Financial Statements.

     Attached as Schedule 2.7 or filed with the SEC Filings are copies of (i) the Partnership's unaudited consolidated balance sheet as of June 30, 2004 (the "Partnership Latest Balance Sheet"), and the related unaudited consolidated statements of income, partners' equity and cash flows for the six-month period then ended (the "Partnership Unaudited Financial Statements"), and (ii) the Partnership's audited consolidated balance sheet as of December 31, 2003, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of Grant Thornton LLP, independent certified public accountants (the "Partnership Audited Financial Statements") (collectively, the "Partnership Financial Statements"). The Partnership Financial Statements (A) have been prepared from the books and records of the

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Partnership in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and
(B) accurately and fairly present the Partnership's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Partnership Unaudited Financial Statements are subject to audit adjustments, which in the Partnership's reasonable judgment should not be material in the aggregate.

     2.8 Absence of Undisclosed Liabilities.

     To the Knowledge of the Partnership, as of the date of this Agreement, the Partnership does not have any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected on the Partnership Latest Balance Sheet, (ii) liabilities described in the notes accompanying the Partnership Audited Financial Statements,
(iii) liabilities which have arisen since the date of the Partnership Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 2.8 and (vi) other liabilities which, in the aggregate, are not material to the Partnership.

     2.9 Absence of Certain Changes.

     As of the date of this Agreement, except as disclosed on Schedule 2.9, since the date of the Partnership Unaudited Financial Statements, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any Material Adverse Effect in, the assets or financial condition of the Partnership, (ii) the businesses of the Partnership have been conducted only in the ordinary course consistent with past practice, (iii) the Partnership has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice, and (iv) the Partnership has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance).

     2.10 Compliance With Laws.

     Except as disclosed on Schedule 2.10, to the Knowledge of the Partnership, the Partnership has complied in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect on the Partnership. Except as disclosed on Schedule 2.10, the Partnership has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Partnership has not so complied. The Partnership is not charged or, to the Knowledge of the Partnership, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Partnership, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of the Partnership will not have a Material Adverse Effect on the Partnership.

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

     2.11 Brokerage Fees.

     Neither the Partnership nor Sub has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

     2.12 Listing.

     The outstanding Common Units are listed for trading on the NASDAQ National Market System.

     2.13 SEC Filings.

     The Partnership has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it since October 31, 2002 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Partnership with the Securities and Exchange Commission since such date are herein collectively referred to as the "SEC Filings." The Partnership has delivered or made available to Bradley accurate and complete copies of all the SEC Filings in the form filed by the Partnership with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. To the Knowledge of the Partnership, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of the Partnership have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission. The Partnership shall deliver or make available to Bradley as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its limited partners generally or filed by it with the Securities and Exchange Commission subsequent to the date hereof and prior to the Closing Date.

     2.14 Ownership.

     All of the ownership interests of Sub are held, directly and indirectly, by the Partnership and Sub will be treated as a disregarded entity for federal income tax purposes.

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

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                   OF BRADLEY

        Bradley represents and warrants to the Partnership and Sub that:

     3.1 Organization and Existence.

     Bradley is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Florida. Bradley has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Bradley is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary.

     3.2 Authority Relative to This Agreement.

     Bradley has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Bradley of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action. The managers of Bradley have approved the Merger and this Agreement, and declared the Merger and this Agreement to be in the best interests of the members of Bradley. Bradley has obtained approval of the Merger and this Agreement by at least ninety-five percent (95%) of the outstanding membership interests of Bradley, entitled to vote upon such matters, by means a Consent and First Amendment to the Regulations of Bradley Royalty Partners, L.L.C., effective as of July 1, 2004. This Agreement has been duly executed and delivered by Bradley and constitutes, and each other agreement, instrument or document executed or to be executed by Bradley in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Bradley and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Bradley enforceable against Bradley in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     3.3 Noncontravention.

     Except as otherwise indicated on Schedule 3.3, the execution, delivery and performance by Bradley of this Agreement and the consummation by it of the transactions contemplated hereby, do not and will not (i) conflict with or result in a violation of any provision of the respective charter or other governing instruments of Bradley, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Bradley is a party or by which Bradley or any of the Properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Properties or (iv) assuming compliance with the matters referred to in Section 3.4, violate any Applicable Law binding upon Bradley.

     3.4 Governmental Approvals.

     No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by Bradley in connection with the execution, delivery or performance by Bradley of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable state securities or takeover laws, and (ii) filings of the Certificates of Merger or filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

     3.5 Capitalization.

     The issued and outstanding membership interests of Bradley are held of record by those persons listed in Schedule 3.5 and are all of the issued and outstanding interests in Bradley. All outstanding membership interests of Bradley are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. Except as set forth in this Section 3.5 or in Schedule 3.5, there are outstanding: (i) no membership interests, voting debt or other voting securities of Bradley; (ii) no securities of Bradley convertible into or exchangeable for membership interests, or other voting securities of Bradley; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Bradley is a party or by which it is bound in any case obligating Bradley to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional membership interests or any or other securities of either Bradley or any other person or obligating Bradley to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding options, warrants or other rights to subscribe for or to purchase from Bradley any security of Bradley or securities convertible into or exchangeable for membership interests or other voting securities of Bradley. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Bradley is a party or by which it is bound relating to the voting of any membership interests or voting securities of Bradley from, or the casting of votes by, the members of Bradley with respect to the Merger.

     3.16 Title to Properties.

     Bradley has one hundred percent (100%) of the beneficial interest in the Properties and Bradley Nominee Corporation, a New York corporation, has one hundred percent (100%) of the legal title to the Properties. At the Closing, by virtue of the merger of Bradley Nominee Corporation with and into Bradley between the date of this Agreement and the Closing, Bradley will have one hundred percent (100%) of both the legal title to and the beneficial interest in the Properties. At the Closing, Bradley will have good and marketable title to, or valid leasehold and right-of-way interests in, all of the Properties, free and clear of all Encumbrances other than Encumbrances set forth on Schedule 3.6.

     3.7 Financial Statements.

     Bradley has delivered to the Partnership accurate and complete copies of
(i) an unaudited consolidated balance sheet as of June 30, 2004 (the "Bradley Latest Balance Sheet"), and the related unaudited consolidated statements of income and members' equity for the seven-month period then ended (the "Bradley Latest Financial Statements"), and (ii) an unaudited consolidated balance sheet as of November 30, 2003, and the related consolidated statements of income and members' equity for the year then ended, (the "Bradley Annual Financial Statements") (collectively, the "Bradley Financial Statements"). The Bradley Financial Statements (A) have been prepared from the books and records of Bradley in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the Bradley Latest Financial Statements are not accompanied by notes or other textual disclosures required by generally accepted accounting principles, and (B) accurately and fairly present Bradley consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Bradley Latest Financial Statements are subject to audit adjustments, which in Bradley's reasonable judgment should not be material in the aggregate.

     3.8 Absence of Undisclosed Liabilities.

     To the Knowledge of Bradley, as of the date of this Agreement, Bradley has no liability or obligation with respect to the Properties (whether accrued, absolute, contingent, unliquidated or otherwise), except (i)liabilities reflected on Bradley Latest Balance Sheet, (ii) liabilities described in the notes accompanying Bradley Annual Financial Statements, (iii) liabilities which have arisen since the date of the Bradley Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 3.8.

     3.9 Absence of Certain Changes.

     As of the date of this Agreement, except as disclosed on Schedule 3.9, since the date of the Bradley Latest Balance Sheet, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets or financial condition of Bradley or any of the Properties, (ii) the business of Bradley has been conducted only in the ordinary course consistent with past practice,
(iii) Bradley has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to the Properties,
(iv) Bradley has not suffered any material loss, damage, destruction or other casualty to any of the Properties (whether or not covered by insurance) and
(v) Bradley has not taken any of the actions set forth in Section 4.2 except as permitted thereunder.

     3.10 Tax Matters.

     Bradley has filed all federal, state and local Tax Returns required to be filed by it, including those relating to real and personal property taxes, ad valorem taxes, severance taxes and any other Taxes imposed on or with respect to the Properties and any production therefrom. All Tax Returns have been timely filed with the applicable taxing authority, except as set forth on Schedule 3.10, and all Taxes required to be shown thereon have been paid. There are no liens for Taxes (other than for taxes not yet due and payable) upon Bradley or any of the Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of Bradley, none is pending) by the IRS or any other taxing authority in connection with any of such Tax Returns, nor has Bradley received any written notice from the IRS or any such other taxing authority that any such Tax Return is being audited or may be audited or examined. Bradley has not received a written notice of a claim made by any Taxing authority in a jurisdiction where Bradley does not file Tax Returns that it is or may be subject to Tax in such jurisdiction. Bradley has not agreed to the extension of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return. There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Bradley. Bradley has no current or potential contractual obligation, through Tax sharing agreement or otherwise, to indemnify any other person with respect to Taxes or to make any distribution to its members with respect to any current or future tax liability of such members. Neither Bradley nor any of its members has filed an election on IRS Form 8832, Entity Classification Election, causing Bradley to be classified as an association taxable as a corporation for U.S. federal income tax purposes. No direct or indirect member of Bradley is a "foreign person" as defined in Section 1445 of the Code. Bradley has delivered to the Partnership a Form W-9 completed and executed by each Bradley Member.

     3.11 Compliance with Laws.

     Except as disclosed on Schedule 3.11, Bradley has complied in all material respects with all Applicable Laws relating to the ownership or operation of the Properties, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on Bradley or the Properties. Except as disclosed on Schedule 3.11, Bradley has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that Bradley has not so complied. Bradley has not been charged or, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Properties.

     3.12 Legal Proceedings.

     Except for the Lawsuits and as set forth on Schedule 3.12, there are no Proceedings pending or, to the Knowledge of Bradley, threatened against or involving Bradley or rights of Bradley with respect to the Properties. Bradley is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to materially affect title to or the value of any of the Properties. There are no Proceedings pending or, to the Knowledge of Bradley, threatened against Bradley or the Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Bradley's ability to consummate the transactions contemplated hereby.

     3.13 Permits.

     Bradley holds all Permits necessary or required for the conduct of its business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on Bradley or the Properties. Each of such Permits is in full force and effect and Bradley is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on Bradley or the Properties. Except as disclosed on Schedule 3.13, Bradley has not received any written notice from any Governmental Entity and no Proceeding is pending or, to the Knowledge of Bradley, threatened with respect to any alleged failure by Bradley to have any Permit the absence of which would have a Material Adverse Effect on Bradley or the Properties.

     3.14 Environmental Matters.

     Except as disclosed on Schedule 3.14, Bradley has not received any written notice of any investigation or inquiry regarding the Properties from any Governmental Entity under any Applicable Law pertaining to the environment, Hazardous Substances or Hazardous Wastes ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by, inter alia, the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by, inter alia, the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 ("RCRA"). To the Knowledge of Bradley, as of the date hereof, the Properties have not been used for Disposal of any Hazardous Substance and no condition otherwise exists on any such property, such that such property would be subject to any material remedial obligations under any Applicable Environmental Laws which obligations would have a Material Adverse Effect on Bradley or the Properties. The term "Hazardous Substance" as used herein shall have the meaning specified in CERCLA, and the terms "Hazardous Waste" and "Disposal" shall have the meanings specified in RCRA.

     3.15 Revenue and Expense Information; Records.

     The property list, cash receipts, disbursements and production volumes with respect to the Properties described on Schedule 3.15 are true and correct and Bradley has good and marketable title to the Properties to which such receipts, disbursements and production volumes relate. Bradley has not received any written notice of and does not have knowledge of any adverse claim against Bradley's title to the Properties. The Records are true and correct in all material respects and accurately reflect the ownership and operation of the Properties by Bradley. Bradley has not distributed to the Bradley Members any cash received by Bradley on or after July 1, 2004.

     3.16 Commitments.

     To Bradley's Knowledge, Bradley has incurred no expenses, and has made no commitments to make expenditures (and Bradley has not entered into any agreements that would obligate Partnership to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Effective Time.

     3.17 No Alienation.

     Within 120 days of the date hereof, Bradley has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Properties.

     3.18 Make-Up Rights.

     To Bradley's Knowledge, Bradley has not, nor has any other party, received prepayments (including but not limited to, payments for gas not taken pursuant to "take-or-pay" or similar arrangements) for any oil or gas produced from the Properties as a result of which the obligation does or may exist to deliver oil or gas produced from the Properties after the Effective Time without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any oil or gas from the Properties or so made any such repayment in cash.

     3.19 Imbalance.

     To Bradley's Knowledge, any imbalance among the owners of the interests in the wells and units included in the Properties are consistent with those that are normal and customary in the oil and gas industry.

     3.20 Preferential Rights and Consents to Assign.

     To Bradley's Knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Bradley to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Bradley.

     3.21 No Participating Minerals.

     To Bradley's Knowledge, the Properties do not include any unleased mineral interest where Bradley has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.

     3.22 Brokerage Fees.

     Bradley has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

     3.23 Investment Intent.

     Bradley has delivered to the Partnership an Investor Questionnaire in the form attached as Exhibit 3.23 completed and executed by each member of Bradley.

     3.24 Disclosure.

     (a) No representation or warranty of Bradley in this Agreement and no statement in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) There is no fact known to Bradley that has specific application to Bradley or the Properties (other than general economic or industry conditions) as far as Bradley can reasonably foresee, that materially threatens, the assets, business, prospects, financial condition, or results of operations of Bradley or the Properties that has not been set forth in this Agreement or the Schedules hereto.

     3.25 Insurance.

     Bradley has insurance in such amounts and against such risks and losses as are customary for companies engaged in the business of the ownership of mineral and royalty interests.

     3.26 Employees.

     Bradley does not have and never has had any employees or employee benefit plans.

     3.27 Agreements, Contracts and Commitments.

     Schedule 3.27 lists all leases, contracts, agreements and instruments to which it is a party as of the date hereof and which are in any single case of material importance to the conduct of the business of Bradley (true and correct copies of each such document requested by the Partnership have been previously delivered to the Partnership and a written description of each oral arrangement so listed). Except as set forth in Schedule 3.27, Bradley does not have as of the date hereof (i) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations, (ii) any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements, (iii) any employment agreement, contract or commitment with an employee, or agreements to pay severance, (iv) any agreement of guarantee or indemnification running from Bradley to any person or entity, (v) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of the Converted Securities or any other outstanding securities, (vi) any agreement, contract or commitment containing any covenant limiting the freedom of Bradley to engage in any line of business or compete with any person, (vii) any agreement, contract or commitment relating to capital expenditures in excess of $25,000 and involving future payments, (viii) amy agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, or
(ix) any agreement, contract or commitment not made in the ordinary course of business. Except as set forth in Schedule 3.27, Bradley has not breached, nor to Bradley's Knowledge is there any claim or any legal basis for a claim that Bradley has breached, any of the terms or conditions of any agreement, contract or commitment set forth in the Schedules or of any other agreement, contract or commitment, which breach would have a Material Adverse Effect on Bradley or the Properties.

                                   ARTICLE 4

                       CONDUCT OF BRADLEY PENDING MERGER;
                       CERTAIN ACTIONS RELATING TO CLOSING

     4.1 Conduct and Preservation of Business of Bradley.

     Bradley hereby covenants and agrees with the Partnership that, except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Bradley (i) shall conduct its operations according to the ordinary course of business consistent with past practice and in material compliance with all Applicable Laws, (ii) shall use its reasonable best efforts to preserve, maintain and protect its Properties and business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationship with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

     4.2 Restrictions on Certain Actions of Bradley.

     Except as otherwise expressly provided in this Agreement, prior to the Effective Time, Bradley shall not, without the consent of the Partnership (which consent shall not be unreasonably withheld):

     (a) amend its certificate of formation, limited liability company agreement or similar governing documents;

     (b) (i) create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person, (ii) make any loans, advances or capital contributions to, or investments in, any other person, or (iii) mortgage or pledge any of the Properties or any interests therein or any of its material assets, tangible or intangible, or create any material lien thereupon (except for statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside);

     (c) (i) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Bradley, increase in any manner the compensation or fringe benefits of any manager, officer or employee of Bradley or (iii) pay to any manager, officer or employee of Bradley any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

     (d) acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets or any of the Properties or any interests therein or;

     (d) amend, modify or change any existing lease, contract or other agreement, other than in the ordinary course of the business consistent with past practice;

     (f) waive, release, grant or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

     (g) delay payment of any account payable or any known or accrued liability beyond the earlier of thirty (30) days or its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice, unless such delay is due to a good faith dispute as to liability or amount;

     (h) permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Properties other than in connection with any advance renewal or replacement of an existing insurance policy;

     (i) make any capital expenditure;

     (j) pay, discharge or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether asserted or unasserted), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Bradley Financial Statements, or incurred since the date of the Bradley Latest Balance Sheet in the ordinary course of business consistent with past practice; provided, however, that expenses incurred in connection with the transactions contemplated by this Agreement shall not be deemed to be in the ordinary course of business and shall be borne by the members of Bradley in accordance with
Section 5.6 of this Agreement;

     (k) enter into any material lease, contract, agreement, commitment, arrangement or transaction;

     (l) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing to the Partnership;

     (m) enter into any hedging, swap, fixed price sale or purchase or other derivative contract;

     (n) accelerate collection of any notes or accounts receivable generated by Bradley or its business by using collections efforts beyond what would have been used in the ordinary course of business;

     (o) (i) declare or pay any dividends on or make other distributions in respect of any of its membership interests, other than dividends or distributions of cash received or royalty payment checks received on or prior to June 30, 2004 (it being the intention of the parties that at Closing Bradley will have all cash relating to receipts since July 1, 2004 less any allowable disbursements made in accordance with this Section 4.2 (the "Contributed Cash")); (ii) split, combine or reclassify any of its membership interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such membership interests; (iii) repurchase, redeem or otherwise acquire, any of its securities;

     (p) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any of its securities of any class, any voting debt or other securities or any securities convertible into, or any rights, warrants or options to acquire, any such securities, voting debt, other securities or convertible securities;

     (q) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Bradley;

     (r) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation or other Person;

     (s) except as set forth in this Section 4.2, take any action which would make any of the representations or warranties of Bradley untrue as of any time from the date of this Agreement to the date of the Closing, or would result in any of the conditions set forth in this Agreement not being satisfied; or

     (t) agree in writing or otherwise take any of the actions described in this
Section 4.2.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

     5.1 Access to Information; Confidentiality.

     From the date hereof through the Effective Time, Bradley shall afford the Partnership and their representatives reasonable access to the offices and personnel of Bradley, and to the Properties and the books and records relating to Bradley and the Properties during normal business hours, in order that the Partnership may have a full opportunity to make such investigations as it desires with respect to Bradley and the Properties; provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Bradley or impede the efforts of Bradley to comply with their other obligations under this Agreement. Such books and records shall include all books, contracts, commitments, files and Records, including but not limited to, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements, well files, minute books, financial and accounting records, geological, geophysical and engineering records, in each case pertaining to Bradley and the Properties insofar as same may now be in existence and in the possession of Bradley or their affiliates, excluding, however, any information that Bradley or its affiliates are prohibited from disclosing by third party confidentiality restrictions. Each party shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement dated November 17, 2003 (the "Confidentiality Agreement").

     5.2 Notification of Certain Matters.

     Each party shall give prompt notice to the other party of (i) the discovery of any fact or circumstance which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Article 6 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.3 Reasonable Best Efforts.

     Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (ii) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (iii) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

     2.4 Public Announcements.

     Except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or interdealer quotation system, no party shall issue any press release or otherwise make any public statement with respect to this

Agreement or the transactions contemplated hereby without the prior written consent of the other party. Any such press release or public statement required by Applicable Law or any such listing agreement shall only be made after reasonable notice to the other party.

     5.5 Amendment of Schedules.

     Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.2(a) and 6.3(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

     5.6 Fees and Expenses.

     Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby ("Closing Costs") shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred; provided, however, that the Closing Costs of Bradley shall be borne and paid by the members of Bradley (or out of cash receipts of Bradley received prior to June 30, 2004). The Partnership shall pay all costs of recording and filing (i) the Certificates of Merger, (ii) all state, federal and Indian transfer and assignment documents, (iii) all applications and other documents required for the transfer of permits and operatorship of the Properties, and (iv) all other instruments.

     5.7 Tax Reporting.

     (a) Pre-Closing Tax Periods. Bradley and the Partnership agree that for U.S. federal income tax purposes the merger of Bradley with and into the Sub will result in the termination of Bradley under Section 708 of the Code as of the Effective Time. The members of Bradley shall be solely liable for and shall pay all federal, state and local income taxes and any franchise or excise taxes based on net income, including any interest, penalties or additions attributable thereto of Bradley (and any costs or expenses connected therewith) due for all Pre-Closing Tax Periods. The managers of Bradley will prepare and file or cause to be prepared and filed all Tax Returns for Bradley that are required to be filed with the appropriate Governmental Entities for any Pre-Closing Tax Period, including the final federal income tax return on IRS Form 1065 for the Pre-Closing Tax Period that ends as of the Effective Time.

     (b) Post-Closing Tax Periods. Except as provided in Section 5.7(a), Bradley shall have no liability for, and the Partnership and Sub shall be solely liable for and shall pay, all Taxes of Bradley (and any costs or expenses connected therewith) due for any taxable year or taxable period.

     (c) Cooperation on Tax Matters. The Partnership, Sub, Bradley, and the members of Bradley shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.7 and in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention, and (upon the other party's request) the provision, of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Partnership, Bradley and members of Bradley further agree, upon request, to use, or cause to be used, commercially reasonable efforts to obtain any certificate or other document from any Taxing authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

     5.8 Listing of Units.

     The Partnership shall use its reasonable efforts to cause the Common Units to be issued pursuant to this Agreement to be approved for listing on the NASDAQ National Market.

     5.9 Post-Closing Assurances and Access to Records.

     After the Closing, Bradley, Sub and the Partnership shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereunto. After the Closing, the Partnership and its authorized representatives shall have reasonable access (including copying privileges at Bradley's sole cost and expense) during Bradley's normal business hours to all Records of Bradley pertaining to the Properties and not included in the Properties, wheresoever such Records may be located for the purpose of prosecuting or defending claims, lawsuits or other proceedings, for audit purposes, or to comply with legal process, rules, regulations or orders of any board, agency, tribunal or government.

     5.10 Management Contract.

     On or prior to the Closing, Bradley shall terminate the Management Contract dated April 1, 1999 between Bradley and James R. McGoogan as amended by amendment dated April 1, 2002 (the "Management Contract").

     5.11 Bradley Members.

     Following the Closing, the Partnership shall indemnify, save and hold harmless each of the Bradley Members from, against and in respect of and will pay to such Persons, whether or not involving a third party claim, any and all losses suffered or incurred by the Bradley Members by reason of any untrue representation or breach of warranty contained in Section 2.14 of this Agreement. It is expressly understood that each of the Bradley Members is intended to be a third party beneficiary of the provisions of this Section 5.11.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Obligations of the Parties.

     The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     (a) Legal Proceedings. No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against the Partnership, Bradley or the Properties, or any of their respective affiliates, associates, directors, or officers seeking to prevent or challenging the transactions contemplated hereby.

     (b) Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing, unless the failure to obtain or make any such consent, approval, order, authorization, waiver, declaration, filing or registration would not have a Material Adverse Effect on the Partnership.

     6.2 Conditions to Obligation of Bradley.

     The obligation of Bradley to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     (a) Representations and Warranties. All the representations and warranties of the Partnership contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

     (b) Covenants and Agreements. The Partnership and Sub shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Partnership, and Bradley shall have received a certificate signed by an officer of the Partnership GP, in each case to his Knowledge, to such effect.

     (d) Certificates. Bradley shall have received a certificate from the Partnership, in form and substance mutually acceptable to Bradley and the Partnership, dated the Closing Date, representing and certifying that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled and a certificate as to the incumbency of the officers executing this Agreement on behalf of the Partnership.

     (e) Opinion of Counsel. Bradley shall have received an opinion of counsel for the Partnership in form and substance mutually acceptable to Bradley and the Partnership.

     (f) Registration Rights Agreement. The Partnership shall have executed and delivered the Registration Rights Agreement, in substantially the form set forth as Exhibit 6.2(f).

     6.3 Conditions to Obligation of the Partnership and Sub. The obligation of the Partnership and Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing
Date of each of the following conditions:

     (a) Representations and Warranties. All the representations and warranties of Bradley contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects (other than any representation or warranty that is qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

     (b) Covenants and Agreements. Bradley shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Bradley or the Properties, and the Partnership shall have received a certificate signed by an officer of Bradley, in each case to his Knowledge, to such effect.

     (d) Certificates. The Partnership shall have received a certificate from Bradley, in form and substance mutually acceptable to the Partnership and Bradley, dated the Closing Date, representing and certifying that the conditions set forth in Sections 6.1 and 6.3 have been fulfilled, a certificate as to the incumbency of the officers executing this Agreement on behalf of Bradley and a certificate that the Contributed Cash constitutes all cash received by Bradley with respect to the Properties, less any disbursements with respect to the Properties, on or after July 1, 2004 through the Closing Date.

     (e) Due Diligence. The due diligence investigation of Partnership with respect to Bradley and the Properties shall have been completed to the satisfaction of the Partnership, including but not limited to confirmation of the accuracy of information described in Section 3.14 of this Agreement.

     (f) Opinion of Counsel. The Partnership shall have received an opinion of counsel for Bradley in form and substance mutually acceptable to the Partnership and Bradley.

     (g) Dissenters' Rights. Bradley shall have fully complied with the applicable provisions of the FLLCA with respect to dissenters' rights and no members of Bradley shall have perfected dissenters' rights, and the Partnership shall have received a certificate signed by an officer of Bradley, in each case to his Knowledge, to such effect.

     (h) Management Contract.The Management Contract shall have been terminated.

     (i) Record Title. Bradley shall have good and marketable title to, or valid leasehold and right of way interests in, all of the Properties, free and clear of all Encumbrances other than the Encumbrances set forth on Schedule 3.6.


                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination.

     This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger and this Agreement by the members of Bradley in the following manner:

     (a) By mutual written consent of the parties hereto;

     (b) By Bradley, the Partnership or Sub, if:

        (i) The Merger shall not have been consummated on or before December 31, 2004, unless such failure to close shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i);

        (ii) There shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a

     Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) By Bradley, if (i) any of the representations and warranties of the Partnership contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, or
(ii) the Partnership shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by Bradley.

     (d) By the Partnership and Sub, if (i) any of the representations and warranties of any of Bradley contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied or (ii) Bradley shall have failed to fulfill in any material respect any of their material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by the Partnership.

     7.2 Effect of Termination.

     In the event of the termination of this Agreement pursuant to Section 7.1 by any party, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto or the general partner of the Partnership, or any of their respective directors, officers, employees, unitholders or representatives, except that the agreements contained in this Section 7.2, in Sections 5.1 and 5.6, Article
8 and in Article 9 shall survive the termination hereof. Nothing contained in this Section 7.2 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to the Confidentiality Agreements referred to in Section 5.1.

     7.3 Amendment.

     Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by law, prior to the Effective Time if, and only if, such amendment is in writing and signed, in the case of an amendment, by the parties hereto.

     7.4 Waiver.

     Each of the parties to this Agreement may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                   ARTICLE 8

                                SURVIVAL MATTERS

     8.1 Survival of Representations and Warranties.

     The representations and warranties contained in this Agreement shall expire with, and be extinguished by, the Closing, and thereafter no party hereto or any shareholder, director, officer, employee or affiliate of such party shall have any liability whatsoever (whether pursuant to this Agreement or otherwise) with respect to any such representation or warranty. This
Section 8.1 shall have no effect upon any other obligations of the parties hereto under this Agreement, whether to be performed before, at or after the Closing. This Section 8.1 shall have no effect upon any other obligations of the parties hereto under this Agreement, whether to be performed before, at or after the Closing.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 Notices.

All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if
(i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     (a) If to Bradley or to the Members:

                                    Bradley Royalty Partners, LLC
                                    c/o James R. McGoogan
                                    765 SW Wisper Bay Drive
                                    Palm City, Florida 34990-1429

                                with a copy to:

                                    Hodgson Russ LLP
                                    1800 One M&T Plaza, Suite 2000
                                    Buffalo, New York 14203
                                    Attention: Richard F. Campbell, Esq.
                                    Telefax: (716) 849-0349

                                            and to:

                                    George C. Bradley
                                    1215 Sadler Drive
                                    Carlisle, Pennsylvania 17013

     (b) If to the Partnership or Sub:

                                    3738 Oak Lawn Avenue
                                    Suite 300
                                    Dallas, Texas  75219
                                    Attention: William Casey McManemin
                                    Telefax: (214) 559-0933

                                with a copy to:

                                    Thompson & Knight LLP
                                    1700 Pacific Avenue, Suite 3300
                                    Dallas, Texas 75201
                                    Attention: Joe Dannenmaier
                                    Telefax: (214) 969-1751

     Such notices, requests, demands and other communications shall be effective
(i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, the date of delivery as shown by the return receipt therefor or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

     9.2 Entire Agreement.

This Agreement, together with the Schedules, Exhibits and other writings referred to herein or delivered pursuant hereto, including the Confidentiality Agreement referenced in Section 5.1, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     9.3 Binding Effect; Assignment; Third Party Benefit.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     9.4 Severability.

If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

     9.5 Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

     9.6 Descriptive Headings.

The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

     9.7 Disclosure.

Each of the Schedules to this Agreement shall be deemed to include and incorporate all disclosures made on the other Schedules to this Agreement. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

     9.8 Gender.

     Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     9.9 References.

     All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include," "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation." Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement. All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     9.10 Counterparts.

     This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     9.11 Injunctive Relief.

     The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

                                   ARTICLE 10

                                  DEFINITIONS

     10.1 Certain Defined Terms.

     As used in this Agreement, each of the following terms has the meaning given it below:

     "Affiliate" shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

     "Bradley Members" shall mean those members of Bradley identified in
Schedule 3.5.

     "Business Day" shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Unit" shall mean a Common Unit, as defined in the Partnership Agreement.

     "Encumbrances" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" shall mean that an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. The Partnership will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as chief executive officer or chief operating officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. Any person other than an individual or the Partnership will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Lawsuits" shall mean Case Nos. CJ-93-348 (Dist. Court for Grady County, Oklahoma) and CJ-97-68 (Dist. Court for Washita County, Oklahoma) in which Bradley Nominee Corporation is a class action plaintiff the details of which have been previously delivered to the Partnership and any other class action lawsuit that may arise which similarly relate to improperly calculated royalty payments made prior to June 30, 2004.

     "Material Adverse Effect" shall mean with respect to any person, property or asset any adverse change or adverse condition in or relating to the financial condition of such person, including its subsidiaries, property or asset that is material to such person, its subsidiaries, property or asset taken as a whole; provided, however, that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products or (iii) general economic conditions or local, regional, national or international industry conditions, shall not be deemed to constitute a Material Adverse Effect.

     "Oil and Gas" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals produced from a well bore.

     "Other Minerals" shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value which are not generally produced from a wellbore in conjunction with the production of Oil and Gas.

     "Partnership Agreement" shall mean the Amended and Restated Partnership Agreement of the Partnership, as currently in effect.

     "Permits" shall mean licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.

     "Permitted Encumbrances" means (i) Encumbrances created by Bradley, (ii) liens for Taxes not yet due and payable, (iii) statutory liens (including materialmen's, mechanic's, repairmen's landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable and (iv) such defects, imperfections or irregularities of title, if any, as are not substantial in character, amount or extent and do not materially impair the conduct of normal operations of the Properties.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

     "Pre-Closing Tax Period" shall mean all taxable periods (or portions thereof) ending on or before the Effective Time.

     "Proceedings" shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

     "Properties" shall mean:

     (a) All of Bradley's interest in and to the Oil and Gas and Other Minerals in, under and that may be produced from (or pursuant to the terms of) the properties, rights and interests described in Schedule A;

     (b) All other right, title and interest of Bradley, of whatever kind or character, in and to (i) the Oil and Gas and Other Minerals in, under and that may be produced from the lands described in Schedule A (including without limitation interests in oil, gas and mineral leases, overriding royalty interests, fee royalty interests, fee mineral interests and other interests) and (ii) any other oil, gas and/or mineral property, right, interest or license, whether real/immovable, personal/movable, vested, contingent or otherwise, to the extent any such property, right, interest or license is located, or relates to lands located, anywhere in the states referenced in Schedule A;

     (c) All of Bradley's interests in and to all Oil and Gas and/or Other Mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the Units created thereby, which cover, affect or otherwise relate to the properties, rights and interests described in clause (a) or (b) above;

     (d) All of Bradley's interest in and rights under all operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause (a), (b), or
(c) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Oil and Gas or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time;

     (e) all of Bradley's interest in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause (a), (b) or (c) above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of Oil and Gas or Other Minerals produced from (or allocated to) such properties, rights and interests;

     (f) all Oil and Gas and Other Minerals produced from or allocated to the properties, rights and interests described in clauses (a), (b) and/or (c) above, and any products processed or obtained therefrom (herein collectively called the "Production"), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Effective Time hereof), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

     (g) all payments received in lieu of production from the properties, rights and interests described in clauses (a), (b) and/or (c) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Effective Time hereof, including, without limitation, (i) "take or pay" payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iv) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Bradley as a result of Bradley
(and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in clauses (a), (b) and/or (c) above, than their ownership of such property right or interest would entitle them to receive and (v) shut-in rental or royalty payments
(the payments described in this clause (g) being herein called "Payments in Lieu of Production");

     (h) to the extent legally transferable, all favorable contract rights and choses in action (i.e. rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in clauses (a) through (g) above (regardless of whether the same arose, and/or the events which gave rise to the same occurred on, before or after the Effective Time hereof, and further regardless of whether same arise under contract, the law or in equity); and

     (i) all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e. rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.

     "Reasonable Best Efforts" shall mean a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

     "Records" means all data, files or records in Bradley's control or possession pertaining to the ownership and operation of the Properties, including but not limited to all abstracts of title, accounting records, property tax records, financial reports and projections, escrow reports, books, contract files, division order files, documents evidencing the prices currently being paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports and other data useful to or used in connection with the development, exploration or operation of the Properties.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Tax" shall mean any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

     "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

     "Transfer Application" shall have the meaning assigned to it in the Partnership Agreement.

     "Unit" means, collectively, a drilling, spacing, proration, production or enhanced recovery unit formed pursuant to a voluntary unitization, communitization or pooling agreement, or a drilling, spacing, proration, production or enhanced recovery unit formed under or pursuant to law, rule or regulation or other action of a regulatory body having jurisdiction.

     10.2 Certain Additional Defined Terms.

        In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 10.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

                 Defined Term                                 Section Reference
                 Agreement                                    Introduction
                 Applicable Environmental Laws                3.13
                 Bradley                                      Introduction
                 Bradley Annual Financial Statements          3.7
                 Bradley Financial Statements                 3.7
                 Bradley Latest Balance Sheet                 3.7
                 Bradley Latest Financial Statements          3.7
                 CERCLA                                       3.13
                 Certificates of Merger                       1.1
                 Closing                                      1.1
                 Closing Costs                                5.6

                 Closing Date                                 1.1
                 Confidentiality Agreement                    5.1
                 Contributed Cash                             4.2(o)
                 Effective Time                               1.1
                 FLLCA                                        1.1
                 Management Contract                          5.10
                 Merger                                       Recitals
                 Merger Consideration                         1.5
                 ORLPA                                        1.1
                 Partnership                                  Introduction
                 Partnership GP                               2.3(a)
                 Partnership Audited Financial Statements     2.7
                 Partnership Financial Statements             2.7
                 Partnership Latest Balance Sheet             2.7
                 Partnership Unaudited Financial Statements   2.7
                 Payments in Lieu of Production
                 Definition of Properties
                 Production
                 Definition of Properties
                 RCRA                                         3.13
                 SEC Filings                                  2.13
                 Sub                                          Introduction

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                                       35

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, all as of the date first above written.

                               PARTNERSHIP:

                               DORCHESTER MINERALS, L.P.

                               BY:      Dorchester Minerals Management LP,
                                        General Partner

                                 BY: Dorchester Minerals Management GP LLC, General Partner

                                          By: /s/ William Casey McManemin
                                             -----------------------------
                                          Name:   William Casey McManemin
                                          Title:  Chief Executive Officer

                                 SUB:

                                DORCHESTER MINERALS ACQUISTION GP, INC.

                                BY: Dorchester Minerals Acquisition GP, Inc., General Partner

                                        By: /s/ William Casey McManemin
                                           -----------------------------
                                        Name:   William Casey McManemin
                                        Title:  President


                                BRADLEY:

                                BRADLEY ROYALTY PARTNERS, LLC


                                        By: /s/ James R. McGoogan
                                           -----------------------------
                                           James R. McGoogan, President


                                       36